Exhibit 10.1

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Third Amendment to Purchase and Sale Agreement (this “Amendment”), dated August 17, 2020, by and among Alkermes Pharma Ireland Limited, a private company limited by shares and incorporated in Ireland (“APIL”), Daravita Limited, a private company limited by shares and incorporated in Ireland (“Daravita”), Alkermes US Holdings, Inc. (as successor in interest to Eagle Holdings USA, Inc.), a Delaware corporation (together with APIL, “Sellers”), and Baudax Bio, Inc. (as successor in interest to Recro Pharma, Inc. (“Recro Pharma”) and Recro Gainesville LLC (successor to Recro Pharma LLC)), a Pennsylvania corporation (“Baudax”), amends that certain Purchase and Sale Agreement, dated as of March 7, 2015 and amended on each of December 8, 2016 and December 20, 2018, by and among Sellers, Daravita, Recro Gainesville and Recro Pharma (as amended, the “Agreement”).

RECITALS

WHEREAS, Recro Pharma and Baudax are parties to that certain Separation Agreement, dated as of November 20, 2019, pursuant to which Recro Pharma assigned, or caused its subsidiaries to assign, certain of its assets, rights and obligations to Baudax, including the Agreement; and

WHEREAS, pursuant to Section 11.9 of the Agreement, Daravita, Sellers and Baudax now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

ARTICLE II

AMENDMENT

2.1 Exhibit E. Section 2.1(a) of Exhibit E to the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Development Milestone Earn-Out Consideration.

(i) The following amounts (“Development Milestone Earn-Out Consideration”) shall be payable in accordance with Section 2.8 of the Agreement and this Exhibit E upon achievement of the following events (“Development Milestones”) by Purchaser and its Affiliates, licensees and sublicensees, and shall be non-refundable and non-creditable and not subject to deduction or set-off:

(A) Within thirty (30) calendar days following December 20, 2018, Purchaser shall pay to APIL Five Million U.S. Dollars (US$5,000,000.00) and within thirty (30) calendar days following March 24, 2019, Purchaser shall pay to APIL Five Million U.S. Dollars (US$5,000,000.00); and (B) the following amounts:

Development Milestone	Amount of Development Milestone Earn-Out Consideration (U.S. Dollars)
Approval of an NDA for the first Earn-Out Product (the “First Approval”)	$5,000,000.00
First anniversary of the First Approval	$6,429,000.00
Second anniversary of the First Approval	$6,429,000.00
Third anniversary of the First Approval	$6,429,000.00
Fourth anniversary of the First Approval	$6,429,000.00
Fifth anniversary of the First Approval	$6,429,000.00
Sixth anniversary of the First Approval	$6,429,000.00
Seventh anniversary of the First Approval	$6,429,000.00

(ii) Purchaser shall notify and pay to APIL (A) with respect to the Development Milestone Earn-Out Consideration payable upon the First Approval, (x) Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000.00) of such payment amount on or prior to August 18, 2020, (y) One Million Sixty Thousand U.S. Dollars (US$1,060,000.00) of such payment amount on or prior to December 20, 2020 and (z) One Million Four Hundred Forty Thousand U.S. Dollars (US$1,440,000.00) of such payment amount on or prior to June 20, 2021 and (B) each Development Milestone Earn-Out Consideration payment other than the First Approval payment within thirty (30) calendar days after the occurrence of the corresponding Development Milestone. Each payment made pursuant to Section 2.1(a) of this Exhibit E shall be made by wire transfer of immediately available funds to such account or accounts as are designated in writing by APIL.”

ARTICLE III

3.1 Fee. In consideration of the amendment of the timing of the Development Milestone Earn-Out Consideration payable upon the First Approval, as set forth in Article II of this Amendment, contemporaneous with the signing of this Amendment Baudax has paid to APIL a one-time, non-refundable and non-creditable (and not subject to deduction or set-off) fee in the amount of Two Hundred Eighty Five Thousand U.S. Dollars (US$285,000).

ARTICLE IV

GENERAL

4.1 Effect of Amendment. The Agreement is hereby amended as set forth in this Amendment. Except as specifically provided for in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. Each reference in the Agreement to “hereof,” “hereunder” and “this Agreement” shall, from and after the date of this Amendment, refer to the Agreement, as amended by this Amendment. Each reference in the Agreement to the “date of the Agreement” or similar references (such as “to the date hereof”) shall refer to March 7, 2015.

4.2 Related Agreement. The parties hereto acknowledge and agree that (i) Baudax and APIL are also parties to that certain Asset Transfer and License Agreement, dated as of April 10, 2015, as amended on December 23, 2015 and December 20, 2018 and as partially assigned to Baudax pursuant to the Partial Assignment, Assumption and Bifurcation Agreement, dated as of November 20, 2019 (the “Related Agreement”), pursuant to which Baudax is obligated to pay APIL the Earn-Out Consideration set forth in Exhibit D to the Related Agreement, which payment obligation is replicated in Exhibit E to the Agreement, (ii) the Related Agreement is being further amended concurrently with this Amendment such that the amendments to the Earn-Out Consideration set forth in this Amendment are mirrored in Exhibit D to the Related Agreement and (iii) the Earn-Out Consideration (set forth in Exhibit E to the Agreement, as amended by this Amendment, and Exhibit D to the Related Agreement, as amended) is to be paid by Baudax to APIL only once.

4.3 Miscellaneous Provisions. The provisions of Article XI of the Agreement shall apply mutatis mutandis to this Amendment and to the Agreement as modified by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties set forth below as of the date first above written.

ALKERMES PHARMA IRELAND LIMITED

By:	/s/ Richie Paul
Name: Richie Paul
Title: Director

DARAVITA LIMITED

By:	/s/ Richie Paul
Name: Richie Paul
Title: Director

ALKERMES US HOLDINGS, INC.

By:	/s/ James Frates
Name: James Frates
Title: Director

BAUDAX BIO, INC.

By:	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Chief Financial Officer

[Signature Page to Third Amendment to Purchase and Sale Agreement]